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                    RESOLUTION TO ESTABLISH SEPARATE ACCOUNT

RESOLVED, that Security Benefit Life Insurance Company ("SBL") shall establish separate accounts in accordance with and under the provisions of Sections 40-436 and 40-437 of the Kansas Statutes Annotated, such separate accounts to be known as the SBL Variable Life Accounts A and B, or such other appropriate designation as may be determined by the appropriate officers of SBL (hereinafter referred to as the "Accounts"), and that hereafter each of the Accounts shall be deemed to be and shall be established as a separate account in accordance with and under the provisions of said Sections 40-436 and 40-437 as heretofore or hereafter amended.

FURTHER RESOLVED, that variable life insurance contracts, including group contracts (which shall provide that part or all of the benefits and payments thereunder will reflect the investment experience of SBL Fund or of another investment company established to fund variable annuity or variable life insurance contracts) are hereby approved and adopted for use by SBL, such contracts to contain the terms and conditions which the appropriate officers of SBL shall deem necessary, prudent and in the best interests of SBL.

FURTHER RESOLVED, that such variable life insurance contracts shall be issued and established in as many Series as the appropriate officers of SBL may, from time to time, deem necessary to establish.

FURTHER RESOLVED, that in accordance with Section 40-436(c) of the Kansas Statutes Annotated, the income, if any, and gains and losses, whether realized or unrealized, from assets allocated to each Account, shall be, in accordance with the applicable contract, credited to or charged against the Account without regard to other income, gains or losses of SBL.

FURTHER RESOLVED, that the appropriate officers of SBL be, and they hereby are, authorized and directed to do any and all things necessary to:

(a) Register each Account as a unit investment trust under the Investment Company Act of 1940 (the "1940 Act"), as amended;

(b) Register the variable life insurance contracts, in such amounts as the appropriate officers of SBL shall from time to time deem necessary or in an indefinite amount under the Securities Act of 1933 (the "1933 Act"); and

(c) Take all other action necessary to comply with the 1940 Act, the Securities Exchange Act of 1934 (the "1934 Act") and the 1933 Act, including without limitation, the filing of an application or applications for exemptions from the 1940 Act as the appropriate officers of SBL or as counsel shall deem necessary or advisable.

FURTHER RESOLVED, that the President of the Company, or in his absence, a Vice President, be and each of them is hereby authorized, empowered and directed to sign a form of Notification of Registration under the 1940 Act, and such Registration Statements as may be required by the 1940 Act and the 1933 Act, in the name of the Accounts by SBL as sponsor and depositor, and that the appropriate officers of SBL be, and they hereby are, fully authorized, empowered and directed to execute and cause to be filed for and on behalf of the Accounts and SBL said Notification of Registration and said Registration Statements, and that the appropriate officers of SBL be, and they hereby are, fully authorized and empowered to execute and cause to be filed, for and on behalf of the Accounts and SBL, and the President and each Vice President of SBL is hereby fully authorized and empowered to execute in the name of the Accounts and SBL, such amendments to, and such instruments, exhibits and documents in connection with, said Notification of Registration and said Registration Statements, as they, or any of them, may, upon advice of counsel, deem necessary or advisable.

                                  CERTIFICATION

    The undersigned hereby certifies that he is the duly elected Senior Vice President, Secretary and General Counsel of SECURITY BENEFIT LIFE INSURANCE COMPANY, a corporation organized and existing under the laws of the State of Kansas. The Executive Committee of the Board of Directors of said SECURITY BENEFIT LIFE INSURANCE COMPANY did hereby adopt the aforesaid stated resolution at their meeting held September 13, 1993:

    Dated this 3rd day of March, 1994.


                                                  ROGER K. VIOLA
                                                  ------------------------------
                                                  Roger K. Viola
                                                  Senior Vice President,
                                                  Secretary and General Counsel

(Corporate Seal)